UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):     July 29, 2006

BOSTON SCIENTIFIC CORPORATION
(Exact name of registrant as specified in charter)

DELAWARE	1-11083	04-2695240
(State or other	(Commission	(IRS employer
jurisdiction of	file number)	identification no.)
incorporation)

One Boston Scientific Place, Natick, Massachusetts	01760-1537
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (508) 650-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01.	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 29, 2006, Boston Scientific Corporation entered into a settlement agreement with St. Jude Medical, Inc. resolving the following litigation matters between the companies and certain of their affiliates:

1.	Pacesetter, Inc. et al. v. Cardiac Pacemakers, Inc. et al., Case No. 02-1337 DWF/SRN (D. Minn.);
2.	Cardiac Pacemakers, Inc. et al. v. St. Jude Medical, Inc. et al., Civil Action No. 04-1016 JMR/FLN (D. Minn.);
3.	Pacesetter, Inc. et al. v. Intermedics, Inc. et al., Case No. CV 06-3166 GHK(FFMx) (C.D. Cal.); and
4.
Advanced Neuromodulation Systems, Inc. v. Advanced Bionics Corp., Civil Action No. 4:04cv131 (E.D. Tex); Advanced Bionics Corp. v. Advanced Neuromodulation Systems, Inc., Civil Action No. 4:04cv131 (E.D. Tex.); and the Advanced Neuromodulation Systems, Inc. v. Advanced Bionics Corp. arbitration.

Pursuant to the settlement agreement, Boston Scientific and St. Jude Medical have also agreed to limit the scope and available remedies of the following pending litigation:

1.	Cardiac Pacemakers, Inc. et al. v. St. Jude Medical, Inc. et al., Civil Action No. 1-96-cv-1718 DFH/TAB, (S.D. Ind.) (the “Indiana case”); and
2.	Guidant Corp. et al. v. St. Jude Medical, Inc. et al., Civil Action No. 04-0067-SLR (D. Del.) (the “Delaware case”).

St. Jude Medical agreed to give up certain defenses previously available to it in these cases, in exchange for Boston Scientific’s agreement not to pursue certain claims and damage theories.

For these unresolved cases, Boston Scientific has agreed that:

•
The plaintiffs in the two remaining cases will no longer pursue claims for lost profits and will not be able to receive a royalty in excess of 3% of the net sales revenue from any sales found to infringe an asserted patent.

•	The plaintiffs will also not be eligible to receive prejudgment interest in either of the two cases that remain unresolved.

•	The plaintiffs in the Delaware case will not further pursue an injunction until all appeals have been exhausted and any judgment of infringement is final and no longer appealable.

For the two unresolved cases, St. Jude Medical has agreed that:

•
Defendants will not further pursue defenses for “no error,” “intervening rights,” and “claims splitting” in the Delaware case, a fraud claim in the Indiana case, or a defense in that case based upon certain alleged misconduct by Boston Scientific’s Guidant affiliate and one of Guidant’s former experts in the litigation.

•	Defendants will forego any claims for attorneys’ fees.

Boston Scientific affiliates have a license from Mirowski Family Ventures (MFV) to patents which are being asserted against St. Jude Medical in the Indiana and Delaware cases noted above, and MFV is a co-plaintiff in both the Indiana and Delaware cases. As part of the settlement discussions, St. Jude Medical was granted permission to enter into discussions with MFV seeking to resolve the Indiana and Delaware cases. St. Jude Medical’s efforts at negotiating a resolution of these cases with representatives of MFV were unsuccessful. However, as part of the settlement agreement, Boston Scientific has agreed to provide St. Jude Medical with a license to the MFV patent portfolio, and dismiss the Delaware and Indiana cases for no royalty or other consideration payable to Boston Scientific, if MFV reaches a settlement of the Indiana and Delaware cases with St. Jude Medical in the future. In addition, Boston Scientific has granted St. Jude Medical an option to obtain a non-exclusive, worldwide sublicense to the MFV patent portfolio upon notice by St. Jude Medical, provided that St. Jude Medical complies with the terms of the license Boston Scientific affiliates have with MFV (and Boston Scientific makes no payments on behalf of St. Jude Medical).

Boston Scientific and  St. Jude Medical have also agreed to a worldwide, royalty-free cross license, with certain limitations, of the cardiac rhythm management (CRM) patent portfolios held by the companies. With certain limited exceptions, CRM patents having a priority date on or before July 29, 2006 will be cross licensed. St. Jude Medical is excluding patents concerning certain cardiac pressure-sensing technology not presently incorporated into its devices from the cross license, and Boston Scientific is excluding patents involving certain communication technologies from the cross license.

St. Jude Medical and Boston Scientific have also agreed to a world-wide, royalty-free cross license, with certain limitations, of the patents involved in the Advanced Neuromodulation Systems, Inc. and Advanced Bionics Corporation litigation noted above.

Pursuant to the settlement agreement, Boston Scientific and St. Jude Medical  have further agreed to terminate the Distribution Agreement between Boston Scientific and Advanced Neuromodulation Systems, Inc. for the Japanese market which those companies entered into in June 2002.

Certain covenants not to sue are also part of the settlement agreements between St. Jude Medical and Boston Scientific.

On July 31, 2006, Boston Scientific and St. Jude Medical issued a joint press release concerning the settlement. A copy of the joint press release is furnished as Exhibit 99.1 to this report.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits:

99.1	Joint press release issued by Boston Scientific Corporation and St. Jude Medical, Inc. on July 31, 2006.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BOSTON SCIENTIFIC CORPORATION

Date: August 1, 2006	By:	/s/ Lawrence J. Knopf
Lawrence J. Knopf
Vice President and Assistant General Counsel

EXHIBIT INDEX

Exhibit No.	Description

99.1	Joint press release issued by Boston Scientific Corporation and St. Jude Medical, Inc. on July 31, 2006.